Exhibit 10.24

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of October 28, 2019, in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:	Beijing Absolute Health Ltd., a limited liability company organized and existing under the laws of the PRC, with its registered address at Room 4103, 1st Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing;

Party B:	Shareholders of Party C as listed in Annex 1 to this Agreement;

Party C:	Beijing Zhuiqiu Jizhi Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its registered address at 822, 8th Floor, Building 3, Courtyard 12, Qingnian Road, Chaoyang District, Beijing;

In this Agreement, each of Party A, Party B and Party C shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

Whereas:

1.

Party B are the shareholders of Party C and as of the date hereof hold all of the equity interests in Party C. As of the date hereof, the amount of Party B’s capital contribution and shareholding percentage in Party C’s registered capital is specified in Annex I. Party C is a limited liability company established and registered in Beijing.

2.

Party A and Party B entered into a Loan Agreement (“Loan Agreement”) on October 28, 2019, according to which Party A provides to Party B a loan in the aggregate amount of RMB300,000,000 for the purpose of subscription for Party C’s increased capital by Party B or other purposes approved by Party A in writing.

3.

Party B agrees to grant Party A an exclusive option right pursuant to this Agreement, and Party A agrees to accept such exclusive option right upon exercise of which to purchase all or part of the equity interests held by Party B in Party C.

In this regard, the Parties have reached the following agreement upon mutual discussion and negotiation:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B one or more times at any time in part or in whole at Party A’s sole and absolute discretion at the price described in Section 1.3 herein to the extent permitted by PRC laws (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. Each of Party B hereby waives its respective preemptive right regarding Party C’s equity under Party C’s articles of association and PRC laws, and hereby irrevocably agrees to transfer Party C’s equity to Party A and/or the Designee. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2	Steps for Exercise of the Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying:(a) Party A’s or the Designee(s)’ decision to exercise the Equity Interest Purchase Option; (b) the respective portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for the transfer of the Optioned Interests. If Party A and/or other foreign-invested or foreign entities designated by Party A are permitted to directly hold part or all of Party C’s equity interests and engage in foreign investment restriction/prohibition business through Party C under the laws and regulations of PRC, Party A shall issue the Equity Interest Purchase Option Notice as soon as practicable. The proportion of Party C’s equity interests that the Designee(s) purchase(s) from Party B shall not be less than the maximum limit of Party C’s equity interests permitted under PRC laws to be held by Party A and/or other foreign-invested or foreign entities designated by Party A.

1.3	Equity Interest Purchase Price

The total price for the purchase by Party A of all equity interest held by Party B upon exercise of the Equity Interest Purchase Option by Party A shall equal to the amount of registered capital contributed by Party B in Party C for such Optioned Interests (or such price may be as set forth in the equity transfer agreement to be executed between Party A (or the Designee) and Party B separately, provided that such price does not violate PRC laws and regulations and is acceptable to Party A, if required by Party A); if Party A exercises the Equity Interest Purchase Option to purchase part of the Optioned Interests held by Party B in Party C, then the purchase price shall be calculated on a pro rata basis. If at the time when Party A exercises the Equity Interest Purchase Option, the PRC laws impose mandatory requirements on the purchase price of such Optioned Interests, such that the minimum price permitted under PRC law is higher than the aforementioned price, then the purchase price shall be such minimum price permitted by PRC law (collectively, the “Equity Interest Purchase Price”).

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1

Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2

Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the Optioned Interests by Party B to Party A and/or the Designee(s) and waiving any right of first refusal with respect thereto;

1.4.3

Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4

Related Parties shall execute all other necessary contracts, agreements or documents with relevant parties, obtain all necessary government approvals and permits, and conduct all necessary actions, so as to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modification, amendment and restatement thereto.; “Party B’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof granting Party A with a power of attorney and any modification, amendment and restatement thereto.

1.5	Payment

The Parties have agreed in the Loan Agreement that any proceeds obtained by Party B through the transfer of its equity interests in Party C shall be used for repayment of the loan provided by Party A (and any interest thereon) in accordance with the Loan Agreement. Accordingly, upon exercise of the Equity Interest Purchase Option, Party A may make the payment of the Equity Interest Purchase Price by way of offset of the outstanding debts owed by Party B to Party A (including without limitation the outstanding amount of the loan owed by Party B to Party A and any interest thereon) (such debts, the “Offset Debts”), in which case Party A shall not be required to pay any additional purchase price to Party B, unless the Equity Interest Purchase Price set forth herein is required to be adjusted in accordance with the PRC laws. If the PRC laws impose mandatory requirements on the Equity Interest Purchase Price agreed under this Agreement, such that the minimum Equity Interest Purchase Price permitted under PRC laws exceeds the price already offset with the Offset Debts, the Party B shall promptly donate all of the amount exceeding the Offset Debts received by it to Party A or any other person designated by Party A in the manner permitted by the applicable PRC laws, and Party B hereby irrevocably waives its right to receive the amount of price that exceeds the amount offset with the Offset Debts.

1.6	Assets Purchase Option

Party C hereby grants Party A an irrevocable and exclusive right to purchase, or Designee(s) to purchase the any part of or all of the assets of Party C at Party A’s sole and absolute discretion to the extent permitted by PRC laws and at the price permitted by PRC laws. Under such circumstances, Party A or the Designee(s) and Party C shall otherwise execute an asset transfer contract to agree on the terms and conditions of such asset transfer. “Assets” under this contract refer to assets directly or indirectly owned or controlled by the company from time to time and related to the company’s business operations, including current assets, capital equity for outbound investment, fixed assets, and intangible assets (including but not limited to patent and non-patented technology), deferred assets, the available benefits under all contracts entered into, and any other benefits that should be obtained by the company, including assets directly or indirectly owned or controlled by the company’s branches and offices from time to time.

2.	Covenants

2.1	Covenants regarding Party C

Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

2.1.1

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease Party C’s registered capital, or change its structure of registered capital in other manners;

2.1.2

They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3

Without the prior written consent of Party A, Party C shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets of Party C or legal or beneficial interest exceeding RMB 100,000 in the material business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4

Without the prior written consent of Party A, Party C shall not incur, inherit, guarantee or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5

Party C shall always operate its businesses within the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may adversely affect Party C’s operating status and asset value;

2.1.6

Without the prior written consent of Party A, Party C shall not execute any major contract or any other contract inconsistent with the major contract at present, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB 100,000 shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit, or provide guarantee to the debt of any third parties;

2.1.8	They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9

If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11

They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business, revenue or equity interest;

2.1.12

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13

Without the prior written consent of Party A, Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14

At the request of Party A, they shall appoint any person designated by Party A as the director or executive director, shareholder representative supervisor or other company management personnel who should be appointed and removed by shareholders of Party C;

2.1.15	Without Party A’s prior written consent, Party C shall not engage in any business in competition with Party A or its affiliates;

2.1.16	Unless otherwise required by PRC law, Party C shall not be dissolved or liquated without prior written consent by Party A;

2.1.17

If Party C is dissolved and liquidated in accordance with PRC laws, Party A may exercise Equity Interest Purchase Option and exercise all investor rights to Party C, and distribute Party C’s remaining properties in accordance with the laws (i.e., remaining properties after paying liquidation expenses, employee salaries, social insurance expenses and statutory compensation, paying taxes owed paying off company debts). If Party A does not exercise the Equity Interest Purchase Option by then, Party B shall timely donate the liquidation proceeds of Party C to Party A or any person designated by Party A in accordance with PRC laws.

2.2	Covenants of Party B

Party B hereby covenants as follows:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.2

Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting and/or the directors (or the executive director) of Party C not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the approval of interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.3

Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

2.2.4

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5

Party B shall cause the shareholders (shareholders’ meeting) or the directors (or the executive director) of Party C to vote in favor of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6

To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.7	Party B shall appoint any designee of Party A as the director or the executive director of Party C, at the request of Party A;

2.2.8

Party B hereby waives all of its right of first refusal (if any) in the event that other shareholders of Party C transfer equity interests to Party A. Party B gives consent to the execution by each of the other shareholders of Party C with Party A and Party C of the exclusive option agreement, the equity interest pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, and undertakes not to take any action in conflict with such documents executed by such other shareholders;

2.2.9

Party B shall promptly donate all such profit, interest, dividend or proceeds of liquidation received from Party C to Party A or any other person designated by Party A in accordance with the applicable PRC laws;

2.2.10

If Party B fails to fulfill its tax obligations under applicable laws which results in the impediment for Party A to exercise of Equity Interest Purchase Option and/or asset purchase option, Party A shall be entitled to require Party B to perform such tax obligations, or require Party B to pay such taxes to Party A, and Party A will pay such taxes; and

2.2.11

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Party B’s Equity Interest Pledge Agreement or under the Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of the transfer of the Optioned Interests, that:

3.1

They have the power, capacity and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning each transfer of the Optioned Interests as described thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts substantially consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2

Party B and Party C have obtained any and all approvals and consents from the competent government authorities and third parties (if required) for the execution, delivery and performance of this Agreement.

3.3

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4

Party B has the legal and complete title to the equity interests held by it in Party C. Except for Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest or encumbrances on such equity interests;

3.5	Party C represents that Party C has good and sellable ownership of all assets, and there are no liens, mortgages, claims and other security rights and third-party rights on Party C’s assets;

3.6

Party C represents that Party C does not have any outstanding debts, except for (i) debt incurred during the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.7	Party C represents that Party C has complied with all PRC laws and regulations applicable to the acquisition of assest; and

3.8	Party C represents that there is no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.	Effective Date and Term

4.1

This Agreement shall become effective upon execution by the Parties, and remain effective until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

4.2

During the term this Agreement, Party A may decide to terminate this Agreement unconditionally by issuing a written notice to Party B in advance without any liability at Party A’s own discretion. Except as otherwise required by PRC laws, Party B and Party C shall have no right to unilaterally terminate this agreement.

5.	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

5.2	Methods of Resolution of Disputes

In the event of any dispute with respect to the interpretation and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days upon a written notice requesting a negotiated settlement sent by one Party to the other Party, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration, in accordance with the arbitration rules of such arbitration commission effective at that time. The place of the hearing of the arbitration shall be Beijing. The arbitration award shall be final and binding on both Parties.

5.3

Under the appropriate circumstances permitted by PRC laws, the arbitral tribunal may grant any remedies, including temporary and permanent injunctive remedies (such as injunctive remedies for commercial activities, or injunctive remedies for forced transfer of assets), actual performance of contractual obligations, remedies for Party B’s equity or assets and rulings ordering Party B to wind up. As permitted by PRC laws, while waiting for the formation of the arbitration tribunal or under appropriate circumstances, both Parties are entitled to seek temporary injunctive remedies or other temporary remedies to support the arbitration. In this regard, both Parties have reached a consensus that the courts of Hong Kong courts, Cayman Islands, PRC and the courts of where Party B’s main assets are located shall all be deemed to have jurisdiction without violating applicable laws.

5.4

Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

7.1

All notices and other communications required to be given or otherwise made pursuant to this Agreement shall be delivered personally, or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the receiving Party’s following address with an additional copy delivered via email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, express services or registered mail, postage prepaid shall be deemed effectively given on the date of signed receipt or rejection;

7.1.2

Notices given by facsimile transmission shall be deemed effectively given on the date of successful delivery (which shall be evidenced by the automatically generated transmission confirmation message).

7.2	For the purpose of notices, the contact information of the Parties are as follows:

If to Party A, Party B and Party C:
Address: 4th Floor, Building 2 (Block D), No. 208, Lize Zhongyuan, Wangjing, Chaoyang District, Beijing
Attn: SHEN Peng
Telephone: [***]
Email: [***]

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms of this Section.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels, or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of, or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Breach of Agreement

10.1

If Party B or Party C materially breaches any provision under this Agreement, Party A is entitled to terminate this Agreement and/or require Party B or Party C to compensate the losses. This Section 10 shall not prejudice any other rights of Party A under this Agreement.

10.2	Unless otherwise required by the applicable laws, Party B or Party C shall not terminate this Agreement in any event.

11.	Miscellaneous

11.1	Amendments, changes and supplements

The amendment, change and supplement to this Agreement shall be made by all of the Parties in writing agreement.

11.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Language

This Agreement is written in Chinese in four copies, each Party having one copy.

11.5	Severability

In the event that one or several of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Successors

The terms of this Agreement shall be binding on the Parties hereto and their respective successors and permitted assigns by each Party, and shall be valid.

11.7	Survival

11.7.1	Any obligations that occurred or that are due in connection with this Agreement before the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2	The provisions of Sections 5, 8, 10 and this Section 11.7 shall survive the termination of this Agreement.

11.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A: Beijing Absolute Health Ltd. (seal)

[Company seal is affixed]

Signed by:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Authorized Representative

Party B:	SHEN Peng

Signed by:	/s/ SHEN Peng

Party B:	YANG Guang

Signed by:	/s/ YANG Guang

Party C: Beijing Zhuiqiu Jizhi Technology Co., Ltd. (seal)

[Company seal is affixed]

Signed by:	/s/ SHEN Peng
Name:	SHEN Peng
Title:	Authorized Representative

Signature Page to Exclusive Option Agreement

Annex I

Shareholding Structure of Party C

Name of Shareholder	Subscribed Registered Capital (RMB)	Shareholding Percentage
SHEN Peng	297,000,000	99%
YANG Guang	3,000,000	1%

Total	300,000,000	100%

Annex I to Exclusive Option Agreement